Exhibit 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and/or directors of Schering-Plough Corporation, a New Jersey corporation (herein called the "Corporation"), does hereby constitute and appoint Joseph J. LaRosa, Thomas H. Kelly and Edward Smith, or any of them, his or her true and lawful attorney or attorneys and agent or agents, to do any and all acts and things and to execute any and all instruments which said attorney or attorneys and agent or agents may deem necessary or advisable to enable the Corporation to comply with the Securities Exchange Act of 1934, as amended, and any rules, regulations, requirements or requests of the Securities and Exchange Commission thereunder or in respect thereof in connection with the filing under said Act of the Annual Report of the Corporation on Form 10-K for the fiscal year ended December 31, 2000 (herein called the "Form 10-K"); including specifically, but without limiting the generality of the foregoing, the power and authority to sign the respective names of the undersigned officers and/or directors as indicated below to the Form 10-K and/or to any amendment of the Form 10-K and each of the undersigned does hereby ratify and confirm all that said attorney or attorneys and agent or agents, or any of them, shall do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has subscribed these presents this 27th day of February, 2001.
/s/ Richard Jay Kogan	/s/ Jack L. Wyszomierski
Richard Jay Kogan, Chairman and Chief Executive Officer, Director	Jack L. Wyszomierski, Executive Vice President and Chief Financial Officer

/s/ Thomas H. Kelly	/s/ H. Barclay Morley
Thomas H. Kelly, Vice President and Controller; Principal Accounting Officer	H. Barclay Morley Director

/s/ Hans W. Becherer	/s/ Carl E. Mundy, Jr.
Hans W. Becherer Director	Carl E. Mundy, Jr. Director
/s/ Raul E. Cesan	/s/ Richard de J. Osborne
Raul E. Cesan Director	Richard de J. Osborne Director
/s/ Regina E. Herzlinger	/s/ Patricia F. Russo
Regina E. Herzlinger Director	Patricia F. Russo Director
/s/ David H. Komansky	/s/ Robert F. W. van Oordt
David H. Komansky Director	Robert F. W. van Oordt Director
/s/ Robert P. Luciano	/s/ Arthur F. Weinbach
Robert P. Luciano Director	Arthur F. Weinbach Director
/s/ Eugene R. McGrath	/s/ James Wood
Eugene R. McGrath Director	James Wood Director
/s/ Donald L. Miller
Donald L. Miller Director